UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

SILICON GRAPHICS, INC.

(Exact name of registrant specified in its charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave., Sunnyvale, California 94085

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (650) 960-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

On March 26, 2008, the Company executed an Amended and Restated Registration Rights Agreement (the “Amended Agreement”) with the investors listed on Exhibit C thereto (the “Investors”). The Amended Agreement amends and restates that certain Registration Rights Agreement, dated as of October 17, 2006, and amended as of February 14, 2008, by and among the Company and the Investors (the “Original Agreement”), to provide, among other things, that upon becoming eligible to file a registration statement on Form S-3 the Company shall, within twenty-one days after receipt of a written request from the Key Holders (as defined in the Amended Agreement) holding at least fifty percent of the Registrable Common Stock, prepare and file a registration statement on Form S-3. This demand right provision replaces the Company’s obligation, under the Original Agreement, to file a registration statement on Form S-3 within ten days of becoming eligible to do so.

The foregoing is merely a summary of the terms of, and is qualified in its entirety by reference to, the full version of the Amended and Restated Registration Rights Agreement filed herewith.

Item 3.03.	Material Modifications to Rights of Security Holders.

The discussion regarding the Amended Agreement in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Title
4.1	Amended and Restated Registration Rights Agreement, dated as of March 26, 2008, between the Company and the Investors listed on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS, INC.

Date: March 26, 2008	By:	/s/ Kathy Lanterman
	Name:	Kathy Lanterman
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title
4.1	Amended and Restated Registration Rights Agreement, dated as of March 26, 2008, between the Company and the Investors listed on the signature pages thereto.